SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report: (Date of earliest event reported): January 31, 1997

                               DI INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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
        TEXAS                   1-8226                      74-2144774
(STATE OF INCORPORATION) (COMMISSION FILE NUMBER) (IRS EMPLOYER IDENTIFICATION NO.)
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                            450 GEARS ROAD, SUITE 625
                              HOUSTON, TEXAS 77077
              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  713/874-0202
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                (NOT APPLICABLE)
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

     On January 31, 1997, DI Industries, Inc., a Texas corporation (the "Company"), completed the acquisition of the operating assets of Flournoy Drilling Company ("Flournoy") and elected Mr. Lucien Flournoy, the founder of Flournoy, to the Company's Board of Directors. This acquisition was pursuant to a definitive asset purchase agreement based on arms length negotiations among the parties. The assets were acquired for approximately 12.43 million shares of The Company's common stock, par value $0.10 per share (the "Common Stock"), and cash on hand of approximately $800,000 which was utilized to repay certain of Flournoy's debt. The assets acquired include 13 land drilling rigs, 17 rig hauling trucks, a yard and office facility in Alice, Texas and various other equipment and drill pipe. The Company hired the majority of Flournoy's operating personnel. Flournoy utilized and the Company intends to utilize these assets in contract oil and gas land drilling services.

        The Company agreed to issue additional shares of Common Stock to Flournoy's shareholders (the "Additional Flournoy Shares") if, and to the extent that on January 31, 1998, the aggregate market value of one-half of the shares received by the Flournoy shareholders, plus the gross proceeds from any sales of Common Stock by the Flournoy shareholders prior to January 31, 1998 is, in total, less than $12.43 million. If such a shortfall in market value occurs, the number of Additional Flournoy Shares to be issued will be determined by dividing the amount of the shortfall by the average closing price of the Common Stock in each of the ten trading days prior to the first anniversary of the closing. During such ten trading day period, each of the Flournoy Shareholders will agree not to sell any shares received by them at closing. The Company will retain the option of paying any shortfall amount in cash rather than shares of Common Stock. The Company granted immediate shelf registration rights for the resale of the Flournoy shares.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

        FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

        Flournoy's statement of net assets acquired and liabilities assumed as of December 31, 1996, and statement of revenues and direct operating expenses for the year ended December 31, 1996, are required by this Item 7. These financial statements will be filed on or before April 16, 1997.

        PRO FORMA FINANCIAL INFORMATION

        The Company's unaudited pro forma consolidated balance sheet as of December 31, 1996, and its unaudited pro forma consolidated statement of operations for the year ended December 31, 1996, are required by this Item 7. These pro forma financial statements will be filed on or before April 16, 1997.
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        EXHIBITS

        The following exhibit is filed with the Form 8-K in accordance with the provisions of Item 601 of Regulation S-K promulgated under the Securities Act of 1933, as amended:

2.1 Asset Purchase Agreement dated December 31, 1996, between Flournoy Drilling Company and Drillers, Inc.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 31, 1997

                               DI INDUSTRIES, INC.

                               By:
                               /s/T. SCOTT O'KEEFE
                               Senior Vice President and Chief Financial Officer

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     EXHIBITS

     The following exhibit is filed with the Form 8-K in accordance with the provisions of Item 601 of Regulation S-K promulgated under the Securities Act of 1933, as amended:

2.1 Asset Purchase Agreement dated December 31, 1996, between Flournoy Drilling Company and Drillers, Inc.

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